BAIRD’S 2020 GLOBAL INDUSTRIAL CONFERENCE NOVEMBER 12, 2020

Forward-Looking Statements Statements in this presentation not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements. The following factors, in addition to those discussed in our other filings with the U.S. Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2019 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements: . the severity and duration of the global COVID-19 pandemic, including impacts of the pandemic and of businesses’ and . financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to governments’ responses to the pandemic on our personnel, operations, commercial activity, supply chain, the demand tariffs or trade disputes for our assets, the value of our assets and our liquidity . reduced opportunities to generate asset remarketing income . exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in . inability to successfully consummate and manage ongoing acquisition and divestiture activities litigation, including claims arising from an accident involving our railcars and other transportation assets . operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint . inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market ventures, and the durability and reliability of aircraft engines or other changes in supply and demand . fluctuations in foreign exchange rates . a significant decline in customer demand for our assets or services, including as a result of: . failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of • weak macroeconomic conditions our employees • weak market conditions in our customers' businesses . asset impairment charges we may be required to recognize • declines in harvest or production volumes . deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs • adverse changes in the price of, or demand for, commodities . uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 • changes in railroad operations or efficiency . competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX • changes in railroad pricing and service offerings, including those related to "precision scheduled railroading" . risks related to our international operations and expansion into new geographic markets, including the inability to access • changes in supply chains railcar supply and the imposition of new or additional tariffs, quotas, or trade barriers • availability of pipelines, trucks, and other alternative modes of transportation . changes in, or failure to comply with, laws, rules, and regulations • changes in conditions affecting the aviation industry, including geographic exposure and customer concentrations . inability to obtain cost-effective insurance • other operational or commercial needs or decisions of our customers . environmental remediation costs • customers' desire to buy, rather than lease, our transportation assets . potential obsolescence of our assets . higher costs associated with increased assignments of our transportation assets following non-renewal of leases, . inadequate allowances to cover credit losses in our portfolio customer defaults, and compliance maintenance programs or other maintenance initiatives . operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters . events having an adverse impact on assets, customers, or regions where we have a concentrated investment . inability to maintain and secure our information technology infrastructure from cybersecurity threats and related exposure disruption of our business 2

History and Business Overview 122 YEARS OF EXPERIENCE 3

GATX’s 122-Year History 1898 Established as railcar lessor with 28 railcars 1907 1919 Began manufacturing railcars 1936 Initiated quarterly dividend Began rail investment in Canada 1984 Exited railcar manufacturing 1985 Began locomotive investment 1994 Began rail investment in Europe & Mexico 1998 Formed Rolls-Royce and Partners Finance Affiliates (RRPF) 2003 Acquired 100% ownership in European rail joint venture and formed GATX Rail Europe (GRE) 2012 & 2013 Began rail investments in India and Russia 2020 $8.7 billion in assets and ~148,500 wholly owned railcars worldwide as of 9/30/2020 4

GATX Today – Business Segments



RAIL NORTH AMERICA

- Premier railcar lessor
- Diversified fleet of over 118,000 railcars
- Strong customer credit quality, diversification in car types and commodities carried
- $2.7 billion of committed lease receipts as of 12/31/2019



RAIL INTERNATIONAL

- GATX Rail Europe (GRE) is a leading European tank car and freight car lessor with approximately 26,000 railcars
- Strong customer credit quality, diversification in car types, geography, and commodities carried
- GATX Rail India (GRI) is the largest railcar lessor in India with over 4,000 railcars



PORTFOLIO MANAGEMENT

- Largely comprised of our 50% ownership of Rolls-Royce and Partners Finance Affiliates (RRPF), a leading worldwide lessor of aircraft spare engines
- RRPF portfolio has approximately 440 aircraft spare engines with $4.6 billion of net book value


6%
8%
19%
67%
NET BOOK VALUE OF ASSETS
~$8.7 Billion NBV*
Rail North America
Rail International
Portfolio Management
Other

As of 9/30/2020
**Assets from continuing operations*

GATX
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Straightforward and Proven Business Model BUY LEASE SERVICE MAXIMIZE the railcar at an the railcar to a the railcar in a the value of the economically attractive quality customer at manner that railcar by selling or and competitively an attractive rate for maximizes safety, scrapping at the advantaged price at a term that reflects in-use time, and optimal time the right time the business cycle customer satisfaction 6

GATX Rail North America Overview 2019 OVERVIEW FLEET UTILIZATION* WHOLLY OWNED FLEET COUNT 11% 118,000+ 100% 99% 26% CAR TYPE COUNT 7% 98% 160+ 98% AVERAGE FLEET AGE 13% INDUSTRIES 96% SERVED 20 Years 96% 94% LOCOMOTIVE COUNT 23% 625+ 20% 92% NUMBER OF CUSTOMERS 90% 90% 850+ 88% COUNTRIES OF OPERATIONS Chemicals Food & Agriculture Refiners & Other Mining, Minerals & U.S., Canada, & Mexico Petroleum Aggregates 86% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 Railroads & Other Other Transports *Excludes boxcar fleet Based on 2019 Rail North America Revenue 7

North America – Industry Commodity Carloads



QUARTERLY COMMODITY CARLOAD TRAFFIC
(North America)
THOUSANDS
2,500
2,000
1,500
1,000
500
0
1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20
All Other
Coal & Coke
Sand, Stone, Minerals, & Related Products
Grain
Petroleum Products

Association of American Railroads

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North America – Industry Backlog INDUSTRY BACKLOGS . Cyclicality of the industry is illustrated by the backlog of orders at 160,000 the railcar manufacturers 140,000 . The 2013 and 2014 spike in tank car 120,000 backlog was primarily due to the crude boom 100,000 . Backlogs have 80,000 moderated post-crude, with the recent decline 60,000 attributable to Precision Scheduled Railroading (PSR), freight market 40,000 weakness, and, in 2020, economic impacts from 20,000 COVID-19 - ’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12 ’13 ’14 ’15 ’16 ’17 ’18 ’19 ‘20 Number of Tank Number of Freight Railway Supply Institute as of October 2020 9

GATX Actively Manages Through Cycles GATX proactively manages changing market conditions by utilizing our strong customer relationships and the diversity of our fleet to adjust rate and term. STRONG MARKET WEAK MARKET STRONG MARKET WEAK MARKET 70 67 66 50% 63 62 60 54 60 40% 39% 30% 50 45 35% 41 32% 20% 26% 38 39 LPI 40 35 32 33 10% 14% 0% MONTHS 30 5% -16% 7% -10% 20 -4% -11% -20% 10 -20% -10% -30% -28% 0 -40% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Renewal Lease Term* (left axis) Lease Price Index* (right axis) 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Approximate # of railcars scheduled 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 12,500 15,100 13,900 17,800 17,800 for renewal* Renewal Success Rate* 60% 54% 62% 77% 82% 81% 86% 81% 67% 75% 83% 82% N/A Utilization* 98% 96% 97% 98% 98% 99% 99% 99% 99% 98% 99% 99% N/A *Excludes boxcar fleet LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by GATX’s North American fleet composition (excluding boxcars). Renewal Success Rate: The percentage of expiring leases that were renewed with the existing lessee. As of 12/31/2019 10

GATX Strategy in Today’s Environment Operate the Business Practice a Disciplined Outperform the Competition Safely and Efficiently Capital Allocation Strategy • Maintain focus on utilization; highest reported utilization in • Maintain a safe and healthy North America work environment • Place new cars from long- • Shorten lease terms, enabling • Continue to maintain fleet to term supply agreements repricing events in a better meet customer needs • Pursue attractive incremental environment − All owned facilities are fully investments • Leverage the strength of our operating full service offering, diversity of our fleet, and depth of customer relationships 11

GATX Rail International Overview 2019 OVERVIEW FLEET COUNT GRE FLEET UTILIZATION 24,500+ in Europe (GRE) 100% 25% 99% 4,000+ in India and Russia 99% CAR TYPE COUNT 98% 97% 97% 97% 97% 35+ INDUSTRIES 97% 48% SERVED 96% AVERAGE FLEET AGE (GRE) 12% 96% 96% 95% 18 Years 95% 95% 94% NUMBER OF CUSTOMERS 15% 93% 230+ 92% MAJOR COUNTRIES OF OPERATIONS 91% Germany, Poland, Austria, India, Switzerland, Mineral Oil 90% The Netherlands, Czech Republic, Hungary and 2007 2009 2011 2013 2015 2017 2019 Liquefied Petroleum Gas France Chemicals Freight & Intermodal Based on 2019 GRE Railcar Fleet 12

GATX Rail India Overview GATX obtained the first-ever wagon leasing license in 2012 and is the largest private railcar lessor in India. GATX’s GROWTH IN INDIA KEY ATTRIBUTES $140 $15 Wholly Owned Fleet of $14 High Growth Opportunity $13 ~4,000 railcars $120 Actively seeks attractive $12 Serving customers in the automotive, investment opportunities to grow $100 $11 container, steel, cement, and bulk $10 and diversify the fleet $ $ MILLIONS $9 commodities transport sector $80 $8 $7 $60 $6 $ MILLIONS $ $5 $40 Local Technical and $4 Strong Utilization and $3 Operational Capabilities $20 $2 Long Lease Term Leverages GATX’s fleet $1 100% fleet utilization with $0 $0 management expertise to generate average remaining lease term of competitive advantages and approximately 6 years premium customer services NBV (left axis) Lease Income (right axis) As of 9/30/2020 13

Portfolio Management Overview RRPF PRE-TAX INCOME (GATX’s SHARE) 3% 6% 4% $100 18% 4% 31% 9% $80 RRPF ASSET ENGINE MIX 9% TYPES $60 79% 16% 21% $ MILLIONS $40 Aircraft Spare Engine Trent XWB (A350) V2500 (A320) Leasing Affiliates (RRPF) Trent 700 / 7000 (A330) CFM 56 / LEAP (A320 / B737) Marine Equipment $20 Trent 1000 (B787) Trent 800 (B777) Other Trent 900 (A380) Other Based on NBV of $653.7 million; GATX’s investments in RRPF $0 Based on NBV of approximately $5.0 billion; 100% of accounted for using the Equity Method 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 RRPF’s portfolio As of 12/31/2019 14

RRPF: Key Attributes RRPF AFFILIATES ENTERED THE COVID-19 CRISIS FROM A 2019 OVERVIEW POSITION OF STRENGTH. ENGINE COUNT Operating Flexibility 478 Engine Portfolio ENGINE TYPE COUNT Diverse portfolio established over Low operating cost base and full 10+ years of consistent and disciplined discretion on capital expenditure ENGINE TYPE MIX investment (for new engine investments) Approximately 87% Wide-Body and 13% Narrow-Body AVERAGE ENGINE AGE 11 Years Balance Sheet and Liquidity TYPICAL LEASE TERM Renewal Schedule Long-dated debt maturity profile, 3 to 12 Years No material concentration of lease and commitment to preserving cash expirations in any single year and maintaining strong liquidity 15

Financial Highlights 122 YEARS OF EXPERIENCE 16

GATX is Well Positioned with Strong Cash Flows GATX has nearly $3.2 billion in Our strong operating cash flow provides committed future lease receipts. tremendous capital allocation flexibility. $954 $735 $482 $482 $224 $224 $555 $385 $385 $234 $234 $264 $264 $154 $154 $166 $166 $250 $250 $407 $289 $ MILLIONS $ $84 $84 $68 $68 $ MILLIONS $ $304 $269 $542 $542 $411 $411 $629 $629 $458 $458 $370 $370 $307 $307 $244 $244 $267 $267 $454 $454 $485 $485 $426 $426 2020 2021 2022 2023 2024 Thereafter 2009 2010 2011 2012 2013 2014 2015 2016 2017* 2018* 2019* Operating Cash Flow Portfolio Proceeds GATX COMMITTED FUTURE LEASE RECEIPTS OPERATING CASH FLOW & PORTFOLIO PROCEEDS FROM CONTINUING OPERATIONS As of 12/31/2019 *2017-2019 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation. 17

Capital Allocation Framework PRIORITY 1 . Invest in core, service-intensive assets to maximize shareholder value . $9.3 billion** of investments over the period shown INVESTMENT VOLUME $1,031 $928 $860 $781 $770 $715 $723 $634 $621 $585 $615 $589 $480 $ MILLIONS $ 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017* 2018* 2019* *2017-2019 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation. **Investment volume and non-cash items 18

Capital Allocation Framework PRIORITY 2 . Optimize the balance sheet . Maintain a solid investment grade rating of BBB/Baa2 . Maintain capacity for opportunistic investments LEVERAGE & REDUCTION OF SECURED ASSETS 5.0x 50% 4.5x 45% 4.0x 40% 3.5x 35% 3.0x 30% 2.5x 25% 2.0x 20% 1.5x 15% 1.0x 10% 0.5x 5% 0.0x 0% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Recourse Debt*/Equity % of Assets that are Secured *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash (In accordance with the new lease accounting standard, off-balance sheet assets and recourse debt are no longer applicable beginning in 2019) 19

Capital Allocation Framework PRIORITY 3 . In lockstep with Priorities 1 and 2, return excess cash to shareholders . Over the period shown below, $2.0 billion returned to shareholders CASH RETURNED TO SHAREHOLDERS $2,500 $2,000 $1,500 MILLIONS $ $ $1,000 $500 $0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Cumulative Dividends Cumulative Share Repurchase 20

GATX Financial Highlights Income Per Diluted Share, Adjusted** $5.77 $5.37 $4.89 $4.48 $4.41 $4.67 $3.50 $2.81 $2.01 $1.59 2010 2011 2012 2013 2014 2015 2016 2017* 2018* 2019* Return on Equity, Adjusted** Investment Volume 18% 18% $1,031 $928 15% 14% 14% $860 13% 13% $770 $715 $723 11% $615 $621 9% $585 $589 7% $ MILLIONS $ 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2010 2011 2012 2013 2014 2015 2016 2017* 2018* 2019* *2017-2019 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation. **Non-GAAP - excludes tax adjustments and other items. See Reconciliation of Non-GAAP Measures. 21

Appendix 122 YEARS OF EXPERIENCE 22

GATX Investment Highlights Disciplined Management Team Leading Market Position focused on the long-term and experienced in managing the business across market cycles in most of the major rail markets globally Highly Diversified Railcar Fleet Full-Service Maintenance Capabilities with approximately 160 car types serving nearly 600 commodities spread across 850 valued by customers across North America customers in North America and Europe Tank Cars & Specialty Covered Hoppers High Level of Committed Cash Flow make up a large part of the fleet and have a via contractual lease receipts from a diverse heavy service component that supports stable base of customers customer relationships and fleet utilization Commitment to Return Excess Capital to Strong Balance Sheet Our Owners Ample liquidity and well-positioned to 2020 marks our 102nd consecutive year of capitalize on attractive investments paying a dividend that arise 23

Environmental, Social, and Governance Efforts

ENVIRONMENTAL, HEALTH & SAFETY (EHS)

Efficient Transportation
- Moving freight via rail is three to four times more efficient compared to moving via trucks[1], with less greenhouse gas emissions, and reduced noise and traffic congestion

Continuous Improvement
- Since 2010, GATX has added over 20 EHS & Quality headcount to increase efficiency across our operations to minimize our environmental impact

Railcar and Employee Safety
- Certified Responsible Care® Partner since 2005 & won Partner of the Year Award in 2010 & 2017
  - Goals in key metrics are continually measured and refined
- 54% reduction in Total Recordable Incident Rate in Rail N.A. over six years

SOCIAL

People
- Policies and programs in place to encourage diversity and inclusion, including:
  - Training and development
  - Diverse candidate slates and interviewers for management hiring
  - Flexible work arrangements
  - Paid parental leave
  - Pay equity audits
- Recognized as a "Top Workplace" by *Chicago Tribune*

Community
- TankTrainer™ provides learning to over 17,000 first responders, customers, rail industry participants, and employees
- Leading supporter of Make-A-Wish Illinois, Big Shoulders Fund, and Shedd Aquarium

GOVERNANCE

Board Leadership
- Eight of our nine directors are independent
- Independent lead director as well as independent audit, governance, and compensation committees
- Two female board members; recognized as a "Winning" company by *2020 Women on Boards*

Executive Compensation
- Reflects business cyclicality, with direct link to company financial and operating performance and creation of long-term shareholder value

Risk Management
- Board oversight of Company's robust internal processes and controls designed to facilitate the identification and management of enterprise risks

(1) Source: Association of American Railroads, July 2019

GATX

24

North America – Industry Ownership

Approximately 1.6 million railcars

RAILROADS (16%)

- Ownership of railcars has been declining
- Virtually no tank car ownership due to complexities and regulations
- Focus of capital investment on infrastructure

LESSORS (55%)

- Shift from railroad- and shipper- owned railcars to lessors
- Lessors dominate the tank car segment due to complex services and compliance requirements



16%
19%
10%
55%

SHIPPERS (19%)

- Shipper market share has been relatively constant since 2008 at ~19%
- Alternative focus of capital on core business versus railcar investments
- Railcar maintenance and management not a core competency

TTX (10%)

- Railroad-owned equipment pool focused on box, flat, intermodal, and gondola cars
- Overall market share has remained steady since 2008 at ~10% of the North American fleet

UMLER as of July 2020

GATX

25

North America – Industry Fleet and Ownership Mix RAILCARS BY TYPE TANK CAR OWNERSHIP SHARE (Approximately 1.6 million railcars) 19% 4% 0% 7% Lessor Shipper/Other 8% <1% Railroad 34% Based on approximately 436,000 tank cars 81% 20% FREIGHT CAR OWNERSHIP SHARE 27% 14% Lessor Railroad Covered Hopper Flat 18% 46% Shipper/Other Tank Boxcar TTX Open Top Intermodal Based on approximately 1.2 million freight cars 22% UMLER as of July 2020 26

North America – Lessor Market Share LESSOR OWNERSHIP SHARE TANK CAR LESSOR OWNERSHIP SHARE (Based on approximately 909,000 lessor-owned railcars) 2% 12% 17% GATX Union Tank Car 13% 8% Trinity 25% 17% CIT 10% GATX SMBC 15% 33% Wells Fargo Rail 13% 18% Other GATX Based on approximately 353,000 6% lessor-owned tank cars 14% 13% FREIGHT CAR LESSOR OWNERSHIP SHARE 14% 11% GATX Wells Fargo Rail 33% CIT GATX CIT 23% 11% Trinity Wells Fargo Rail SMBC GATX SMBC Union Tank Car Other Union Tank Car Trinity 2% 15% Other UMLER as of July 2020 5% 11% Based on approximately 555,000 lessor-owned freight cars 27

North America – Industry Shipments & Carloadings INDUSTRY SHIPMENT COMPOSITION CARLOADS ORIGINATED (Based on 2019 U.S and Canadian carloads of approximately 17.2 millions) (United States and Canada) 22 21.1 21.0 22% 21 27% 20 3% 3% 19.1 5% 19 18.7 14% MILLIONS 18.2 6% 18 7% 17.5 13% 17.2 17.1 17 Coal & Coke Forest & Paper Products Farm Products Metals 16 Chemicals Food / Kindred 2005 2007 2009 2011 2013 2015 2017 2019 Petroleum Products All Other Auto Association of American Railroads as of 12/31/2019 As of 12/31/2019 28

North America – Industry Railcar Deliveries 25,000 20,000 YTD 15,000 Total: 27.2k 10,000 5,000 - ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12 ’13 ’14 ’15 ’16 ’17 ’18 ’19 ‘20 Number of Tank Number of Freight Railway Supply Institute as of October 2020 29

North America – Industry Railcar Orders 50,000 45,000 40,000 35,000 30,000 25,000 20,000 YTD 15,000 Total: 13.9k 10,000 5,000 - ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12 ’13 ’14 ’15 ’16 ’17 ’18 ’19 ‘20 Number of Tank Number of Freight Railway Supply Institute as of October 2020 30

GATX Rail North America: Diverse Fleet

	CAR TYPE	COMMODITIES CARRIED	% OF FLEET	% OF NBV
TANK CARS	General Service Tank Cars: *20k-25k gallon*	Liquid fertilizers, Fuel oils, Asphalt, Food-grade oils, Chemicals (styrene, glycols, etc.)	15.3%	14.3%
	General Service Tank Cars: *>25k gallon*	Ethanol & methanol, Food-grade oils, Lubricating oils, Light chemicals, Light petroleum products (crude oil, fuel oils, diesels, gasoline, etc.)	15.5%	22.6%
	High-Pressure Tank Cars	LPG, VCM, Propylene, Carbon dioxide	10.3%	11.7%
	General Service Tank Cars: *13k-19k gallon*	Molten sulfur, Clay slurry, Caustic soda, Corn syrup	5.5%	5.3%
	Other Specialty Tank Cars	Acids (sulfuric, hydrochloric, phosphoric, acetic, nitric, etc.), Coal tar pitch, Specialty chemicals	5.0%	4.6%
	Total Tank		**51.6%**	**58.5%**
FREIGHT CARS	Boxcars	Paper products, Lumber, Canned goods, Food and beverages	12.8%	5.4%
	Open-top Cars	Aggregates, Coal, Coke, Woodchips, Scrap metal, Steel coils	7.1%	6.2%
	Gravity Covered Hoppers: *>4k cubic feet*	Grain, Sugar, Fertilizer, Potash, Lime, Soda ash, Bentonite	10.1%	9.8%
	Pneumatic Covered Hoppers	Plastic pellets	5.5%	3.1%
	Gravity Covered Hoppers: *<4k cubic feet*	Sand, Cement, Roofing granules, Fly ash, Dry chemicals	4.3%	4.6%
	Pressure Differential Covered Hoppers	Flour, Corn starch, Mineral powder, Lime, Clay, Cement	2.6%	2.4%
	Other	Flat cars (lumber and steel), Intermodal (containerized goods), Automotive (finished vehicles)	6.0%	10.0%
	Total Freight		**48.4%**	**41.5%**

As of 12/31/2019

GATX

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GATX Rail North America: Continuous Investment $6.0 130 Car count increased 7% $5.7 Assets increased 37% $5.6 120 $5.5 $5.4 $5.2 THOUSANDS IN RAILCARS $5.1 110 $5.0 $5.0 100 $4.6 $4.5 $4.5 $4.4 90 $4.2 $4.1 80 $4.0 ASSETS ASSETS IN BILLIONS $ 70 $3.5 60 $3.0 50 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Assets* Railcars *Assets include on- and off-balance sheet (In accordance with the new lease accounting standard, off-balance sheet assets and recourse debt are no longer applicable beginning in 2019) 32

GATX Fleet Optimization Strategy

GATX optimizes its fleet partly through selling railcars in the secondary market or scrapping them at the end of their useful lives. Our fleet of cost-advantaged, well-maintained modern railcars, leased to quality customers, allows us to realize significant remarketing income when we decide to sell cars in the secondary market.

REMARKETING INCOME *(Income from sale of owned assets)*

- Helps to optimize a diversified, high-performing railcar fleet
- Over the last 11 years, GATX Rail North America generated an average of approximately $46 million of remarketing income per year

Rail North America	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Approximate # of railcars sold	700	1,400	1,800	2,000	3,700	2,700	3,900	2,700	1,600	3,200	3,600
Remarketing income ($ millions)	$13.8	$17.4	$27.4	$45.7	$54.5	$62.6	$67.4	$46.3	$44.6	$66.1	$58.9

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of their useful lives
- Over the last 11 years, GATX Rail North America and Rail International generated an average of approximately $13 million of scrapping gains per year

Rail North America and Rail International	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Approximate # of railcars scrapped	4,400	3,700	3,700	2,700	3,100	3,200	2,600	3,900	4,800	3,400	3,300
Scrapping gains/(loss) ($ millions)	$9.7	$18.0	$27.0	$19.2	$20.7	$16.1	$9.5	$3.2	$8.5	$14.5	$(2.3)*

**Includes a $3.8 million scrap loss on customer damaged cars that was largely offset by an early termination fee*

GATX

33

GATX RAILCAR SUPPLY STRATEGY GATX’s Railcar Supply Strategy is to acquire railcars from a variety of sources versus manufacturing its own railcars. Combining Railcar . Adds significant volatility leading to a higher cost of capital Manufacturing with a . Can result in poor asset allocation within the lease fleet as cars are added simply to Railcar Leasing Business optimize the manufacturing line . Large, multi-year orders for new cars from manufacturers GATX’s Sources of . Spot orders for new cars to meet specific customer demand Railcar Supply . Fleet acquisitions of existing cars from other lessors and customers Benefits of Railcar . Access to attractively priced railcars Supply Strategy . Ability to grow our high quality fleet and reliably meet customer demand 34

GATX Rail North America: Diverse Customer Portfolio CREDIT RATINGS OF TOP 50 CUSTOMER FAMILIES GATX serves Largest more than customer represents 16% 850 individual less than 6% customers of total lease revenue 30% 14% Average Top 20 customers relationship account for tenure of top less than 40% 10 customers 35% of lease AAA, AA, & A BB+ or lower is 50 years revenue BBB Private / Not Rated Customer families sometimes include more than one customer account; the S&P or equivalent ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity. As of 12/31/2019 35

GATX Rail North America: Maintenance Network GATX is known for its integrity, safety, and quality of our operations and superior execution. EXTENSIVE MAINTENANCE NETWORK MAINTENANCE CUSTOMERS RELY ON GATX . Eight maintenance facilities In 2019, GATX Rail North America performed approximately 47,000 maintenance events in its owned . Five locations with mobile units and third-party maintenance network . Five customer site locations . Using continuous improvement principles, we identify . Third-party maintenance facilities and evaluate opportunities to increase maintenance efficiency to minimize the time our customers are without their railcars Services range from routine maintenance and regulatory programs to car modifications and rebuilds, including: All mechanical repairs, interior cleaning, interior/exterior blasting, interior/exterior coatings, valve maintenance and qualification, and more. As of 12/31/2019 36

GATX Rail North America: Locomotive Leasing GATX owns, manages or has an interest in more than 625 Locomotives. LOCOMOTIVE LEASE REVENUE $39 $39 $39 $38 $36 $35 $34 $32 $ MILLIONS $ 96% are four-axle locomotives leased to: . Regional and short-line railroads . Industrial users . Class I railroads 2012 2013 2014 2015 2016 2017 2018 2019 As of 12/31/2019 37

Europe – Industry Snapshot . Relatively limited manufacturing capacity RAILCAR OWNERSHIP − Helps avoid an industry oversupply of railcars (Based on approximately 728,000 railcars) . Older industry fleet in need of replacement − Key segments continue to demonstrate need to replace aging, smaller, and less efficient railcars . Increasing ownership share by lessors 32% − Incumbent railroads shifting from owning railcars to leasing . Green initiatives driving modal share shift 68% from road to rail − European Commission announced goal of achieving climate neutrality by 2050 partly through shifting a substantial part of the 75% of inland freight carried by road onto rail Railroads and Lessors − The German government and Deutsche Bahn Shippers to invest €86 billion for the modernization of the country’s rail network, partly to support Germany’s transport sector carbon emissions GATX management estimates as of 6/30/2020 reduction target of 42% by 2030 38

Europe – Industry Fleet and Ownership Mix TANK CAR OWNERSHIP SHARE RAILCAR OWNERSHIP (Based on approximately 728,000 railcars) 4% 30% Lessors 11% Railroad & Privately Owned 31% 70% Based on approximately 136,000 tank cars 35% FREIGHT CAR OWNERSHIP SHARE 19% 24% Lessors Flat Wagons Covered Wagons Railroad & Privately Owned Tank Wagons Other Based on approximately 592,000 freight cars Dry Bulk Wagons 76% GATX management estimates as of 6/30/2020 39

Europe – Lessor Market Share TANK CAR LESSOR OWNERSHIP SHARE LESSOR OWNERSHIP SHARE (Based on approximately 236,000 lessor-owned railcars) 21% 23% GRE VTG 11% 2% 23% Ermewa 24% 8% GRE Wascosa Touax 13% Other 11% 33% Based on approximately 95,000 lessor-owned tank cars 5% GRE 36% 6% FREIGHT CAR LESSOR OWNERSHIP SHARE 3% 18% GRE 25% VTG Ermewa 39% GATX Rail Europe (GRE) 3% Wascosa Touax VTG 5% GRE Touax Wascosa Ermewa Other 7% Other 21% Based on approximately 141,000 lessor-owned freight cars GATX management estimates as of 6/30/2020 40

GATX Rail Europe (GRE): Major Rail Markets 72% of GRE’s revenue is generated in Germany, Poland, and Austria – strong rail freight transport economies. GEOGRAPHIES SERVED 4% 11% Germany 13% 4% Poland FLEET STRUCTURE 32% 4% Austria 14% Mineral Oil 5% Switzerland LPG 56% The Netherlands Chemicals 11% Czech Republic 17% Freight & Intermodal Hungary 29% Other Based on 2019 GRE Revenues Approximately 24,600 railcars as of 12/31/2019 CAR TYPE COMMODITIES CARRIED Mineral Oil Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), Dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), Crude oil Liquefied Petroleum Gas (LPG) Propane, Butane, Propylene, Butadiene, Light carbohydrate fractions, Cooling gas mixtures Chemicals Liquid fertilizers, Acids (Hydrochloric, Sulphur, Phosphoric, etc.), Bases (Carbohydrates, Solutions, Soda lye, Sodium Hypochlorite, etc.), Aromatics (Benzene, Toluene, Xylenes, Phenol, etc.), Liquid sulphur, Hydrogen peroxide, Resins and glues, Solvents Freight and Intermodal Containers/Trailers, Steel coils, Timber, Lime, Cement, Coal, Coke, Gravel, Sand, Silica sand 41

GRE: Diverse Customer Portfolio and Fleet GRE’s newer and higher capacity railcar fleet attracts top-tier customers. GRE HAS INVESTED MORE THAN $1 BILLION OVER THE LAST 10 YEARS . Today, the average remaining lease term for GRE is 2 years 25% • Renewal success rates have been consistently high • GRE’s top five customers have done business with us for over 25 years TOP 20 CUSTOMER . The focus on investments in freight and intermodal segments continued 5% CREDIT RATING throughout 2019 as the related fleet grew by 34% 70% 2009 2019 GRE Car Count 20,000+ 24,500+ GRE Average Fleet Age 24 18 Investment Grade (years) Speculative (BB+ or lower) GRE Fleet Capacity Private/Not Rated 1,485 2,046 (thousand m³) Top 20 customers based on 2019 revenue As of 12/31/2019 42

GRE: Service Offerings MAINTENANCE ENGINEERING ASSEMBLY SUPPORT MODERNIZATION . GRE’s goal is to ensure . Decades of engineering . GRE’s own production . Comprehensive customer . With an average age of 18 maximum railcar experience facility, combined with service years, GRE has one of the availability extensive modernization youngest and most modern . GRE can adapt special . Deep industry-specific expertise, guarantees the railcar fleets in Europe . Proven track record of railcars in its own workshop know-how combined with highest standards in extremely high safety to meet exact customer understanding of individual . Customer-specific safety and quality standards and technical needs transportation needs adaptations and additional expertise . Tailored solutions equipment can be . GRE controls the entire implemented in many . A network of owned process from conceptual railcar types workshops and certified design to construction to contract partners the delivery of new and modernized railcars . GRE arranges for the cleaning of tanks and freight cars combined with scheduled repairs to minimize downtime 43

India – Industry Overview

Indian Railways has a number of initiatives in progress to increase freight rail modal share in the country.

RAILCAR OWNERSHIP

(Based on approximately 300,000)



10%
90%
Indian Railways
Privately owned

FREIGHT RAIL TRANSPORT

- **Significant Potential**
  - Large railway network, dominated by passenger service today
  - Commodities move long distances
  - Developing manufacturing and import/export market
  - Inefficient highway system
- **Government Support**
  - Stated target of 50% freight rail modal share by 2030 (currently ~30-35% rail vs. ~60% road)
  - Developing initiatives to encourage more private ownership and leasing of railcars
  - Approved construction of several dedicated freight corridors, with the Eastern and Western routes (combined cost of ~$12.5 billion) expected to be commissioned by 2022



GATX

As of 3/31/2020

GATX

44

Aircraft Spare Engine Leasing Industry Overview . Aircraft spare engines are very attractive and reliable leasing assets − Robust residual value characteristics − Retain value better over the long term compared to aircraft . Aircraft engines need regular scheduled maintenance (3-5 year intervals) which takes between 90 and 120 days − Correct level of spare engines are maintained to ensure the fleet remains operationally undisrupted − Spare engine ratio to engines installed on aircraft recommended by manufacturers o 8-10% narrow body o 10-15% wide body 45

RRPF Affiliates Overview RRPF is a leading worldwide lessor of aircraft spare engines. OVERVIEW 4% 6% . GATX established its first 4% partnership with Rolls-Royce plc in 1998 9% 31% RRPF . Total NBV of engines upon RRPF ENGINE establishment was $350 million; 9% TYPES today the NBV is approximately $5.0 billion 16% 21% . RRPF affiliates lease aircraft spare engines to commercial airlines and Rolls-Royce plc Trent XWB (A350) V2500 (A320) Trent 700/7000 (A330) CFM 56/LEAP (A320/B737) Trent 1000 (B787) Trent 800 (B777) Trent 900 (A380) Other Based on NBV of approximately $5.0 billion; 100% of RRPF’s portfolio As of 12/31/2019 46

RRPF: Growth in Revenue & Net Book Value CAGRs of 15.5% and 14.2% for NBV and Total Annual Revenue, respectively, since 1998. 2019 NBV: $5,016M Rev: $470M $6,000 $500 1998 $450 $5,000 $400 (MILLIONS)REVENUE NBV: $243M $350 $4,000 Rev: $29M $300 $3,000 $250 $200 $2,000 $150 NBV NBV (MILLIONS) $100 $1,000 $50 $0 $0 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 NBV Total Annual Revenue As of 12/31/2019 47

Reconciliation of Non-GAAP Measures 122 YEARS OF EXPERIENCE 48

Reconciliation of Non-GAAP Measures:
Net Income Measures

Net Income *(in millions)*	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net income (GAAP)	80.8	110.8	137.3	169.3	205.0	205.3	257.1	502.0	211.3	211.2
Less: Net income from discontinued operations (GAAP)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	34.2	20.8	30.4
Net income from continuing operations (GAAP)	80.8	110.8	137.3	169.3	205.0	205.3	257.1	467.8	190.5	180.8
Adjustments attributable to pre-tax income from continuing operations:										
Cost attributable to the closure of a maintenance facility at Rail International	-	-	-	-	-	-	-	-	9.5	-
Net loss (gain) on wholly owned Portfolio Management marine investments	-	-	-	-	-	9.2	2.5	(1.8)	-	-
Railcar impairment at Rail North America	-	-	-	-	-	-	29.8	-	-	-
Residual sharing settlement at Portfolio Management	-	-	-	-	-	-	(49.1)	-	-	-
Early retirement program	-	-	-	-	-	9.0	-	-	-	-
Litigation recoveries	(6.5)	(3.2)	-	-	-	-	-	-	-	-
Leveraged lease adjustment	-	(5.5)	-	-	-	-	-	-	-	-
Total adjustments attributable to pre-tax income from continuing operations	(6.5)	(8.7)	-	-	-	18.2	(16.8)	(1.8)	9.5	-
Income taxes thereon, based on applicable effective tax rate	2.4	2.0	-	-	-	(6.9)	7.2	0.7	(3.1)	-
Other income tax adjustments attributable to income from continuing operations:										
Income tax rate changes	-	-	0.7	-	-	14.1	-	-	-	(2.8)
Impact of the Tax Cuts and Jobs Act of 2017	-	-	-	-	-	-	-	(293.2)	(16.7)	-
Foreign tax credit utilization	-	-	(4.6)	(3.9)	-	-	(7.1)	-	(1.4)	-
GATX income taxes on sale of AAE	-	-	-	23.2	-	-	-	-	-	-
Tax benefits upon close of tax audits	(9.5)	(4.8)	(15.5)	-	-	-	-	-	-	-
Total other income tax adjustments attributable to income from continuing operations	(9.5)	(4.8)	(19.4)	19.3	-	14.1	(7.1)	(293.2)	(18.1)	(2.8)
Adjustments attributable to affiliates' earnings from continuing operations, net of taxes:										
Net loss (gain) on Portfolio Management marine affiliate	-	-	-	-	-	11.9	(0.6)	-	-	-
Income tax rate changes	(1.9)	(4.1)	(4.6)	(7.6)	-	(7.7)	(3.9)	-	-	-
Pre-tax gain on sale of AAE	-	-	-	(9.3)	-	-	-	-	-	-
Interest rate swaps at AAE	9.3	(0.2)	20.5	(6.9)	-	-	-	-	-	-
Total adjustments attributable to affiliates' earnings from continuing operations, net of taxes	7.4	(4.3)	15.9	(23.8)	-	4.2	(4.5)	-	-	-
Net Income from continuing operations, excluding tax adjustments and other items (non-GAAP)	74.6	95.0	133.8	164.8	205.0	234.9	235.9	173.5	178.8	178.0
Adjustments attributable to discontinuing operations, net of taxes:										
Net casualty gain at ASC	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-	-	(8.1)
Impact of the Tax Cuts and Jobs Act of 2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	(22.7)	0.2	-
Total adjustments attributable to discontinued operations, net of taxes	n/a	n/a	n/a	n/a	n/a	n/a	n/a	(22.7)	0.2	(8.1)
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	11.5	21.0	22.3
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	**74.6**	**95.0**	**133.8**	**164.8**	**205.0**	**234.9**	**235.9**	**185.0**	**199.8**	**200.3**

Note: The information for 2010-2016 in the tables above has not been recast for discontinued operations presentation.

GATX

49

Reconciliation of Non-GAAP Measures: Earnings Per Share Earnings per Share 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Diluted earnings per share from continuing operations (GAAP) $ 1.72 $ 2.35 $ 2.88 $ 3.59 $ 4.48 $ 4.69 $ 6.29 $ 11.88 $ 4.98 $ 4.97 Diluted earnings per share from discontinued operations (GAAP) n/a n/a n/a n/a n/a n/a n/a 0.87 0.54 0.84 Diluted earnings per share from consolidated operations (GAAP) $ 1.72 $ 2.35 $ 2.88 $ 3.59 $ 4.48 $ 4.69 $ 6.29 $ 12.75 $ 5.52 $ 5.81 Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP) $ 1.59 $ 2.01 $ 2.81 $ 3.50 $ 4.48 $ 5.37 $ 5.77 $ 4.41 $ 4.67 $ 4.89 Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP) n/a n/a n/a n/a n/a n/a n/a 0.29 0.55 0.62 Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP) $ 1.59 $ 2.01 $ 2.81 $ 3.50 $ 4.48 $ 5.37 $ 5.77 $ 4.70 $ 5.22 $ 5.51 Note: The information for 2010-2016 in the tables above has not been recast for discontinued operations presentation. 50

Reconciliation of Non-GAAP Measures: Balance Sheet Measures On- and Off-Balance Sheet Assets 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Total assets (GAAP) $ 5,442.4 $ 5,846.0 $ 6,044.7 $ 6,535.5 $ 6,919.9 $ 6,894.2 $ 7,105.4 $ 7,422.4 $ 7,616.7 $ 8,285.1 Off-balance sheet assets (1): Rail North America 968.1 884.5 863.5 887.9 606.1 488.7 456.5 435.7 430.2 - Portfolio Management 3.4 2.6 - - - - - - - - Discontinued operations - - 21.0 16.5 11.7 6.8 2.6 - - - Total off-balance sheet assets $ 971.5 $ 887.1 $ 884.5 $ 904.4 $ 617.8 $ 495.5 $ 459.1 $ 435.7 $ 430.2 $ - Total assets, as adjusted (non-GAAP) $6,413.9 $6,733.1 $6,929.2 $7,439.9 $7,537.7 $7,389.7 $7,564.5 $7,858.1 $8,046.9 $8,285.1 (1) Off-balance sheet assets apply to each of the years 2018 and prior. In accordance with the new lease accounting standard, off-balance sheet assets are no longer applicable beginning in 2019. 51